Exhibit 10.2

SECOND AMENDMENT TO THE

GUESS?, INC.

2004 EQUITY INCENTIVE PLAN

WHEREAS, Guess?, Inc. (the “Company”) maintains the Guess?, Inc. 2004 Equity Incentive Plan, as amended by the First Amendment thereto effective as of May 9, 2006 (the “Plan”);

WHEREAS, pursuant to Section 18 of the Plan, the Compensation Committee of the Board of Directors of the Company may amend the Plan at any time; and

WHEREAS, the Company wishes to amend the Plan to revise the definition of the term “Change in Control” therein;

NOW, THEREFORE, the Plan is hereby amended, effective September 28, 2007, as follows:

SECTION 2

DEFINITIONS

1.                                       The definition of “Change in Control” in Section 2 is amended in its entirety to read as follows:

“‘Change in Control’ of the Company shall be deemed to have occurred:

(1) with respect to all Awards granted under the Plan on or after September 28, 2007, when (A) any Person (other than (x) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan or (y) Maurice Marciano or Paul Marciano, the members of their families, their respective estates, spouses, heirs and any trust of which any one or more of the foregoing are the trustors, the trustees and/or the beneficiaries, or any other entity controlled by one or more of them (collectively, such persons, estates, trusts, and entities referred to in this clause (y) the “Permitted Holders”)), alone or together with its Affiliates and Associates (collectively, an “Acquiring Person”) shall become the Beneficial Owner of both (i) thirty-five percent (35%) or more of the then outstanding shares of Common Stock or the Combined Voting Power of the Company (except pursuant to an offer for all outstanding shares of Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders (other than an Acquiring Person on whose behalf the offer is being made)) and (ii) more shares of Common Stock or more Combined Voting Power of the Company than are at such time Beneficially Owned by the Permitted Holders, (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the

Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”) cease for any reason to constitute a majority of the Board, (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity (as defined in Section 16 hereof) or any Parent of such Surviving Entity) at least 80% of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation, or (D) the shareholders of the Company approve a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; provided, however, that a change in control shall not be deemed to have occurred in the event of (x) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company or (y) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock; and

(2)                                  with respect to all Awards granted under the Plan prior to September 28, 2007, when (A) any Person (other than (x) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan or (y) Maurice Marciano, Paul Marciano or Armand Marciano, or any trust established in whole or in part for the benefit of one or more of them or their family members, or any other entity controlled by one or more of them), alone or together with its Affiliates and Associates (collectively, an “Acquiring Person”) shall become the Beneficial Owner of twenty percent (20%) or more of the then outstanding shares of Common Stock or the Combined Voting Power of the Company (except pursuant to an offer for all outstanding shares of Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders (other than an Acquiring Person on whose behalf the offer is being made)), (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”) cease for any reason to constitute a majority of the Board, (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity (as defined in Section 16 hereof) or any Parent of such Surviving Entity) at least 80% of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation, or (D) the shareholders of the Company approve a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; provided, however, that a change in control shall not be deemed to have occurred in the event of (x) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company or (y) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.”

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment this 28th day of September, 2007.

GUESS?, INC.

BY:	/s/ Carlos Alberini
Name:	Carlos Alberini
Title:	President and Chief Operating Officer